SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 1999 (June 22, 1999)


                       D.H. MARKETING & CONSULTING, INC.
          (Exact name of registrant as specified in its charter)

       Nevada                    033-91240                88-0330263
(State of incorporation         (Commission             (IRS Employer
or organization)                 File Number)           Identification No.)

300 Keystone Street, Hawley, PA                   18428
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (570) 226-8515

Item 5 - Other Events

On June 22, 1999, at the annual meeting of the Board of Directors of D.H. Marketing & Consulting, Inc., the board unanimously elected Robert N. Orswell to fill a vacancy left on the Board of Directors. The Board also elected current board member, Ronald Meredith, to serve as Chairman of the Board. Further, the following individuals were elected to serve in the following officer positions until the next annual meeting of the Board of Directors:

   Name                     Position(s)
   -----------------        ------------------------------------------------
   Michael J. Daily         Chief Executive Officer, President and Secretary
   Robert N. Orswell        Chief Financial Officer and Treasurer
   Steve Krakonchuk         Corporate Vice President


Robert N. Orswell, age 41, has been employed by Universal Network of America, Inc., the Company's wholly-owned subsidiary, since June of 1996. Mr. Orswell started in the data entry department before being promoted in April of 1998 to controller of both the Company and its subsidiary. Prior to his employment with Universal Network, Mr. Orswell was employed as an office manager from March of 1994 to June of 1996 for National Archives located in Sarasota, Florida. Mr. Orswell received his Bachelor of Science degree in Business Administration and Accounting from the University of New England in 1979.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

D.H. MARKETING & CONSULTING, INC.


June 24, 1999
Date


By: /s/ MICHAEL J. DAILY
        ---------------------------------------------------
        Michael J. Daily
        Chief Executive Officer and duly authorized officer